UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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GBS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GBS INC.

420 Lexington Ave, Suite 300

New York, NY 10170

GBS INC. ANNOUNCES ADJOURNMENT OF 2022 ANNUAL MEETING OF STOCKHOLDERS

GBS Inc. (the “Company”) has adjourned its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to a date to be determined and announced to the Company’s stockholders.

On June 16, 2022, the Company called to order its Annual Meeting. At the Annual Meeting, there were not present in person or by proxy at least a majority of the Company’s common stock outstanding as of the record date of April 27, 2022 in order to constitute a quorum that was required to transact business at the Annual Meeting. Therefore, the Company adjourned the Annual Meeting until July 13, 2022, at 4:00 p.m. Eastern Time. At that time, the Annual Meeting was reconvened. However, there were not present in person or by proxy at least a majority of the Company’s common stock outstanding as of the record date of April 27, 2022 in order to constitute a quorum that was required to transact business at the Annual Meeting. Therefore, the Company again adjourned the Annual Meeting to a date to be determined and that will be announced to the Company’s stockholders.

Announcement of the voting results of the Annual Meeting will be deferred until the adjourned meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting.

Electronic copies of the Notice of Annual Stockholder Meeting, the Company’s Proxy Statement, the Company’s Annual Report on Form 10-K and Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2021 are available online at https://www.cstproxy.com/gbs/2022.